Exhibit 21

                         Subsidiaries and Jurisdictions



                             State or Other   Date of
                             Jurisdiction of  Incorporation,  Ownership
                             Incorporation    Organization    (Direct or
    Subsidiary               or Organization  or Acquisition  Indirect)
---------------------------  ---------------  --------------  ---------

1.Global Oro LLC                Delaware           2003          100%
2.Global Plata LLC              Delaware           2003          100%
3.Global Gold Mining LLC        Delaware           2003          100%
4.Global Gold Hankavan LLC       Armenia           2003          100%
5.Mego-Gold LLC                  Armenia           2005          100%
6.Getik Mining Company LLC       Armenia           2006           80%
7.Global Gold Uranium LLC       Delaware           2007          100%
8.Global Gold Armenia, LLC      Delaware           2003          100%
9.Global Gold Chile Limited        Chile           2004          100%